UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 23, 2006
CBIZ, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25890	22-2769024
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
6050 Oak Tree Boulevard, South, Suite 500,
Cleveland, Ohio 44131
(Address of Principal Executive Offices, Zip Code)
216-447-9000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Effective May 23, 2006, CBIZ, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Credit Agreement dated as of February 13, 2006 (the “Credit Agreement”), by and among the Company, the several financial institutions party from time to time thereto, and Bank of America, N.A., as administrative agent (the “Agent”).
     The Amendment permits the Company to (i) issue convertible debt in an aggregate principal amount of up to $100 million (the “Convertible Debt”), (ii) use the proceeds of the issuance of the Convertible Debt to repurchase shares of its capital stock, and (iii) pay the settlement value with respect to each $1,000 aggregate principal amount of Convertible Debt converted into shares of the Company’s common stock (a) in cash, which shall not exceed the lesser of $1,000 and the conversion value of the Convertible Debt, and (b) if the conversion value of the Convertible Debt exceeds $1,000, in shares of the Company’s common stock, each as more fully described in the Amendment. In addition, the pricing of the loan and other financial accommodations available under the Credit Agreement, as amended, may be adjusted upward depending upon the leverage of the Company upon the issuance of the Convertible Debt.
     The Amendment will become effective upon the issuance of the Convertible Debt on terms and conditions acceptable to the Agent.
     A copy of the Amendment is filed herewith as Exhibit 10.1, and a copy of the press release announcing the Amendment is filed herewith as Exhibit 99.1.
Item 8.01 Other Events.
     On May 18, 2006, the Company’s Board of Directors (the “Board”) authorized the repurchase of up to 10 million shares of its outstanding common stock to be obtained in open market or privately negotiated purchases through March 31, 2007 (the “Supplemental Repurchase Program”). This Supplemental Repurchase Program is in addition to the repurchase of up to 5 million shares that the Board previously authorized on February 9, 2006, as disclosed in the current report on Form 8-K filed on February 10, 2006.
     As of March 31, 2006, the Company had approximately 75,957,422 shares of its common stock outstanding. The Board believes that the repurchase plan is a prudent use of the Company’s financial resources, and that investing in its own shares is an attractive use of capital and an efficient means to provide value to the Company’s stockholders. The Company anticipates that it will obtain most of the funds necessary to purchase shares under this Supplemental Repurchase Program, and to pay related fees and expenses, from the issuance of the Convertible Debt. This authorization allows such purchases to the extent permitted under the Company’s current or any future credit facility, without further amendment.

Item 9.01 Financial Statements and Press Releases.
(d) Exhibits
10.1	Amendment No. 1 to Credit Agreement, dated as of May 23, 2006, by and among CBIZ, Inc., the several financial institutions from time to time party to the Credit Agreement and Bank of America, N.A., as administrative agent.

99.1	Press Release of CBIZ, Inc. dated March 23, 2006 announcing Amendment No. 1 to the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 23, 2006		CBIZ, INC.

	By:	/s/ Ware H. Grove

	Name:	Ware H. Grove
	Title:	Chief Financial Officer

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